Exhibit 1.01
Conflict Minerals Report
Cabela’s Incorporated (“Cabela’s” or the “Company”) is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping, and related outdoor merchandise. Certain products that Cabela’s contracts to manufacture contain metallic forms of tin, tantalum, tungsten, and/or gold (“Conflict Minerals”) that are necessary to the functionality or production of such products. In most cases, Cabela’s has no influence on the design, specification, materials selection, or manufacturing processes for such products. The Company is filing this Conflict Minerals Report for the year ended December 31, 2016, because it has reason to believe (based on its reasonable country of origin inquiry) that certain of the products that it contracts to manufacture contain necessary Conflict Minerals that originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

I. Reasonable Country of Origin Inquiry
Cabela’s has adopted a Conflict Minerals policy and has communicated its policy to relevant employees and first-tier suppliers. The Company has also incorporated standards regarding Conflict Minerals in its Vendor Code of Conduct and communicated them through its Vendor Manual.

As a downstream company, Cabela’s does not maintain a direct relationship with smelters or refiners, and must rely solely on the declarations of upstream suppliers, contracted to manufacture Cabela’s private label and exclusive products on its behalf, to provide information regarding the use of Conflict Minerals in component parts or raw materials and on those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Cabela’s also relies on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information. Efforts were undertaken on products sourced directly by, and manufactured for, Cabela’s in 2016.

Cabela’s efforts to determine the mine or location of origin of the Conflict Minerals that are necessary to the functionality or production of the products that it contracted to manufacture included review of the questionnaires submitted by its first-tier suppliers (as described below) as well as publicly available lists of smelters and refiners that are compliant with the Conflict Free Smelter Program or similar validation programs. Cabela’s defines a first-tier supplier as a supplier having a direct commercial relationship with the original equipment manufacturer, meaning the first-tier supplier sells materials or component parts, which have been aggregated by suppliers throughout the supply chain, to the original equipment manufacturer for final assembly.

To implement the reasonable country of origin inquiry (“RCOI”), Cabela’s asked its first-tier suppliers to complete the Conflict-Free Sourcing Initiative Conflict Minerals Reporting Template as a means to collect information regarding the presence and sourcing of metallic forms of Conflict Minerals used in the products supplied to Cabela’s. The Conflict-Free Sourcing Initiative Conflict Minerals Reporting Template, developed by several of the world’s leading consumer electronics brands, is one of the most common reporting tools for Conflict Minerals content and sourcing information worldwide. Information was collected and stored using an online platform provided by a third party vendor.

An introduction email was sent to first-tier suppliers describing the compliance requirements and requesting Conflict Minerals information. Following the initial introductions to the program and information request, up to five reminder emails were sent to each non-responsive supplier requesting template completion.

Suppliers who remained non-responsive to email reminders were contacted by telephone to determine the reason for the delay and to provide further assistance for completing the request.

Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted to address issues including incomplete data on reporting templates, responses that did not identify smelters or refiners for listed metals, and organizations that were identified as smelters or refiners, but not verified as such through further analysis and research.

II. Due Diligence

Design of Due Diligence Measures

Cabela’s designed its overall conflict minerals due diligence measures based on, and in conformity with, the five step framework of OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition. Cabela’s believes its due diligence measures were reasonably designed and performed in good faith.

Due Diligence Measures Performed

Following the RCOI evaluation and verification, further investigation was conducted on vendors perceived to be high risk. The first-tier suppliers’ responses to Conflict Minerals information requests were then collated and reported to senior management. Updates were also provided as to the status of responses, including updates on monitoring and tracking corrective action and risk mitigation efforts.

In connection with our due diligence, we used information made available by the Conflict Free Sourcing Initiative, London Bullion Market Association, Responsible Jewellery Council, and Tungsten Industry - Conflict Minerals Council concerning their independent third-party audits of smelters and refiners.

In addition to the steps described above, Cabela’s has developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts. The Company has also supported the development and implementation of independent third party audits of a smelter’s or refiner’s sourcing through our policy and procurement practices in order to encourage suppliers to purchase materials from audited smelters and refiners.

III. Due Diligence Results

The Cabela’s products that it contracted to manufacture that contain necessary metallic forms of Conflict Minerals include apparel, footwear, firearms/shooting products, archery/optics/hunting equipment, camping/outdoors products, home products/gifts, fishing products, and power sports products. As Cabela’s received limited information from its first-tier suppliers, it was unable to conclusively determine that none of these products contain necessary Conflict Minerals that directly or indirectly financed or benefitted armed groups in the Covered Countries.

Below is a list of facilities identified by our first-tier suppliers that processed Conflict Minerals for the products listed above in 2016 (if known), the country of origin for the Conflict Minerals processed by such facilities (if known), and the conflict-free status of such facilities (if known). We have been unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore, our smelter/refiner list likely contains more processing facilities than are actually in our supply chain.

Smelter or Refiner Facility Name†
Metal: Gold
Abington Reldan Metals, LLC*
Advanced Chemical Company*
Aida Chemical Industries Co., Ltd.*
Al Etihad Gold*
Allgemeine Gold-und Silberscheideanstalt A.G.*
Almalyk Mining and Metallurgical Complex (AMMC)*
AngloGold Ashanti*
Argor-Heraeus SA*
Asahi Pretec Corporation*
Asahi Refining Canada Limited*
Asahi Refining USA Inc.*

Asaka Riken Co., Ltd.*
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
AU Traders and Refiners*
Aurubis AG*
Bangalore Refinery*
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Boliden AB*
C. Hafner GmbH + Co. KG*
Caridad
CCR Refinery - Glencore Canada Corporation*
Cendres + Métaux SA*
Chimet S.p.A.*
Chugai Mining
Daejin Indus Co., Ltd.*
Daye Non-Ferrous Metals Mining Ltd.*
DODUCO GmbH*
Dowa*
DSC (Do Sung Corporation)*
Eco-System Recycling Co., Ltd.*
Elemetal Refining, LLC
Emirates Gold DMCC*
Fidelity Printers and Refiners Ltd.
Gansu Seemine Material Hi-Tech Co Ltd
Geib Refining Corporation*
Gold Refinery of Zijin Mining Group Co., Ltd*
Great Wall Precious Metals Co., Ltd. of CBPM*
Guangdong Jinding Gold Limited
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.
Heimerle + Meule GmbH*
Henan Yuguang Gold & Lead Co., Ltd.
Heraeus Metals Hong Kong Ltd*
Heraeus Precious Metals GmbH & Co. KG*
Hunan Chenzhou Mining Co., Ltd.
HwaSeong CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*
Ishifuku Metal Industry Co., Ltd.*
Istanbul Gold Refinery*
Japan Mint*
Jiangxi Copper Company Limited*
Jinlong Copper Co., Ltd.
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
JSC Uralelectromed*
JX Nippon Mining & Metals Co., Ltd.*
Kaloti Precious Metals
Kazzinc*

Kennecott Utah Copper LLC*
KGHM Polska Miedz Spolka Akcyjna*
Kojima Chemicals Co., Ltd.*
Korea Zinc Co., Ltd.*
Kyrgyzaltyn JSC*
L'azurde Company For Jewelry
Lingbao Gold Company Ltd.
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
LS-NIKKO Copper Inc.*
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Materion*
Matsuda Sangyo Co., Ltd.*
Metalor Technologies (Hong Kong) Ltd.*
Metalor Technologies (Singapore) Pte., Ltd.*
Metalor Technologies (Suzhou) Co Ltd*
Metalor Technologies SA*
Metalor USA Refining Corporation*
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Mitsubishi Materials Corporation*
Mitsui Mining and Smelting Co., Ltd.*
MMTC-PAMP India Pvt., Ltd.*
Modeltech Sdn Bhd*
Morris and Watson
Moscow Special Alloys Processing Plant*
Nadir Metal Rafineri San. Ve Tic. A.S.*
Navoi Mining and Metallurgical Combinat*
Nihon Material Co., Ltd.*
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Ohura Precious Metal Industry Co., Ltd.*
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*
OJSC Novosibirsk Refinery*
PAMP S.A.*
Penglai Penggang Gold Industry Co Ltd
Prioksky Plant of Non-Ferrous Metals*
PT Aneka Tambang (Persero) Tbk*
PX Precinox SA*
Rand Refinery (Pty) Ltd.*
Remondis Argentia B.V.
Republic Metals Corporation*
Royal Canadian Mint*
SAAMP*
Sabin Metal Corp.
SAFINA A.S.
Sai Refinery
Samduck Precious Metals*
SAMWON METALS Corp.

SAXONIA Edelmetalle GmbH*
Schone Edelmetaal B.V.*
SEMPSA Joyería Platería SA*
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Sichuan Tianze Precious Metals Co., Ltd.*
Singway Technology Co., Ltd.*
So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals*
Solar Applied Materials Technology Corp.*
Sudan Gold Refinery
Sumitomo Metal Mining Co., Ltd.*
T.C.A S.p.A*
Tanaka Kikinzoku Kogyo K.K.*
The Refinery of Shandong Gold Mining Co., Ltd.*
Tokuriki Honten Co., Ltd.*
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tony Goetz NV
Torecom*
Umicore Brasil Ltda.*
Umicore Precious Metals Thailand*
Umicore SA Business Unit Precious Metals Refining*
United Precious Metal Refining, Inc.*
Universal Precious Metals Refining Zambia
Valcambi SA*
Western Australian Mint trading as The Perth Mint*
WIELAND Edelmetalle GmbH*
Yamamoto Precious Metal Co., Ltd.*
Yokohama Metal Co., Ltd.*
Yunnan Copper Industry Co Ltd
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Countries of origin for gold are believed to include:
Argentina, Armenia, Australia, Bolivia, Brazil, Burundi, Canada, Chile, China, Colombia, Congo, Democratic Republic of the Congo (Kinshasa), Ecuador, Egypt, Ethiopia, Finland, France, Ghana, Guinea, Guyana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, Spain, Suriname, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe

Metal: Tantalum
Changsha South Tantalum Niobium Co., Ltd.*
Conghua Tantalum and Niobium Smeltry*
D Block Metals, LLC*
Duoluoshan*
Exotech Inc.*
F&X Electro-Materials Ltd.*
FIR Metals & Resource Ltd.*

Global Advanced Metals Aizu*
Global Advanced Metals Boyertown*
Guangdong Zhiyuan New Material Co., Ltd.*
H.C. Starck Co., Ltd.*
H.C. Starck Hermsdorf GmbH*
H.C. Starck Inc.*
H.C. Starck Ltd.*
H.C. Starck Smelting GmbH & Co. KG*
H.C. Starck Tantalum and Niobium GmbH*
Hengyang King Xing Lifeng New Materials Co., Ltd.*
Hi-Temp Specialty Metals, Inc.*
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Jiangxi Tuohong New Raw Material*
JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Jiujiang Nonferrous Metals Smelting Company Limited*
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
KEMET Blue Metals*
Kemet Blue Powder*
King-Tan Tantalum Industry Ltd.*
LSM Brasil S.A.*
Metallurgical Products India Pvt., Ltd.*
Mineração Taboca S.A.*
Mitsui Mining and Smelting Co., Ltd.*
Ningxia Orient Tantalum Industry Co., Ltd.*
NPM Silmet AS*
Power Resources Ltd.*
QuantumClean*
Resind Indústria e Comércio Ltda.*
RFH Tantalum Smeltry Co., Ltd.*
Solikamsk Magnesium Works OAO*
Taki Chemical Co., Ltd.*
Telex Metals*
Tranzact, Inc.*
Ulba Metallurgical Plant JSC*
XinXing Haorong Electronic Material Co., Ltd.*
Yichun Jin Yang Rare Metal Co., Ltd.*
Zhuzhou Cemented Carbide Group Co., Ltd.*
Countries of origin for tantalum are believed to include:
Australia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Ethiopia, Madagascar, Mozambique, Nigeria, Rwanda
Metal: Tin
Alpha*
An Thai Minerals Company Limited
An Vinh Joint Stock Mineral Processing Company
Chenzhou Yunxiang Mining and Metallurgy Company Limited*
China Tin Group Co., Ltd.*
CNMC (Guangxi) PGMA Co. Ltd.

Cooperativa Metalurgica de Rondônia Ltda.*
CV Ayi Jaya*
CV Dua Sekawan*
CV Gita Pesona*
CV Serumpun Sebalai*
CV Tiga Sekawan*
CV United Smelting*
CV Venus Inti Perkasa*
Dowa*
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*
Elmet S.L.U.*
EM Vinto*
Estanho de Rondônia S.A.
Fenix Metals*
Gejiu Fengming Metallurgy Chemical Plant*
Gejiu Jinye Mineral Company*
Gejiu Kai Meng Industry and Trade LLC*
Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*
Gejiu Zili Mining And Metallurgy Co., Ltd.
Guanyang Guida Nonferrous Metal Smelting Plant*
HuiChang Hill Tin Industry Co., Ltd.*
Huichang Jinshunda Tin Co. Ltd
Jiangxi Ketai Advanced Material Co., Ltd.*
Magnu's Minerais Metais e Ligas Ltda.*
Malaysia Smelting Corporation (MSC)*
Melt Metais e Ligas S.A.*
Metallic Resources, Inc.*
Metallo-Chimique N.V.*
Mineração Taboca S.A.*
Minsur*
Mitsubishi Materials Corporation*
Modeltech Sdn Bhd
Nankang Nanshan Tin Co., Ltd.
Nghe Tinh Non-Ferrous Metals Joint Stock Company
O.M. Manufacturing (Thailand) Co., Ltd.*
O.M. Manufacturing Philippines, Inc.*
Operaciones Metalurgical S.A.*
PT Aries Kencana Sejahtera*
PT Artha Cipta Langgeng*
PT ATD Makmur Mandiri Jaya*
PT Babel Inti Perkasa*
PT Bangka Prima Tin*
PT Bangka Tin Industry*
PT Belitung Industri Sejahtera*
PT Bukit Timah*

PT Cipta Persada Mulia*
PT DS Jaya Abadi*
PT Eunindo Usaha Mandiri*
PT Inti Stania Prima*
PT Justindo
PT Karimun Mining*
PT Kijang Jaya Mandiri*
PT Mitra Stania Prima*
PT O.M. Indonesia*
PT Panca Mega Persada*
PT Prima Timah Utama*
PT Refined Bangka Tin*
PT Sariwiguna Binasentosa*
PT Stanindo Inti Perkasa*
PT Sukses Inti Makmur*
PT Sumber Jaya Indah*
PT Timah (Persero) Tbk Kundur*
PT Timah (Persero) Tbk Mentok*
PT Tinindo Inter Nusa*
PT Tirus Putra Mandiri
PT Tommy Utama*
PT WAHANA PERKIT JAYA*
Resind Indústria e Comércio Ltda.*
Rui Da Hung*
Soft Metais Ltda.*
Thaisarco*
Tuyen Quang Non-Ferrous Metals Joint Stock Company
VQB Mineral and Trading Group JSC*
White Solder Metalurgia e Mineração Ltda.*
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.*
Yunnan Tin Group (Holding) Company Limited*
Countries of origin for tin are believed to include:
Australia, Bolivia, Brazil, Burundi, China, Democratic Republic of the Congo, Indonesia, Laos, Malaysia, Mexico, Mongolia, Myanmar, Niger, Nigeria, Peru, Portugal, Russian Federation, Rwanda, Thailand, Uganda, Vietnam

Metal: Tungsten
A.L.M.T. Corp.*
ACL Metais Eireli
Asia Tungsten Products Vietnam Ltd.*
Buffalo Tungsten
Chenzhou Diamond Tungsten Products Co., Ltd.*
Chongyi Zhangyuan Tungsten Co., Ltd.*
Fujian Jinxin Tungsten Co., Ltd.*
Ganzhou Haichuang Tungsten Industry Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.*
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Ganzhou Seadragon W & Mo Co., Ltd.*

Ganzhou Yatai Tungsten Co., Ltd.
Global Tungsten & Powders Corp.*
Guangdong Xianglu Tungsten Co., Ltd.*
H.C. Starck Smelting GmbH & Co. KG*
H.C. Starck Tungsten GmbH*
Hunan Chenzhou Mining Co., Ltd.*
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Hunan Chunchang Nonferrous Metals Co., Ltd.*
Hydrometallurg, JSC*
Japan New Metals Co., Ltd.*
Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.*
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Jiangxi Yaosheng Tungsten Co., Ltd.*
Kennametal Fallon*
Kennametal Huntsville*
Malipo Haiyu Tungsten Co., Ltd.*
Moliren Ltd*
Niagara Refining LLC*
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Philippine Chuangxin Industrial Co., Inc.*
South-East Nonferrous Metal Company Limited of Hengyang City*
Tejing (Vietnam) Tungsten Co., Ltd.*
Unecha Refractory Metals Plant*
Vietnam Youngsun Tungsten Industry Co., Ltd.*
Wolfram Bergbau und Hütten AG*
Woltech Korea Co., Ltd.*
Xiamen Tungsten (H.C.) Co., Ltd.*
Xiamen Tungsten Co., Ltd.*
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*
Xinhai Rendan Shaoguan Tungsten Co., Ltd.*
Countries of origin for tungsten are believed to include:
Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Democratic Republic of the Congo, Mongolia, Myanmar, Peru, Portugal, Russian Federation, Rwanda, Spain, Thailand, Uganda, United States

† Smelter or refiner facility names as reported by the Conflict Free Sourcing Initiative, Department of Commerce, or 3rd party research as of April 24, 2017.

* Denotes smelters or refiners which have received a “conflict free” designation from an independent third party audit program as of April 24, 2017.

IV. Future Measures

Cabela’s is continuing to refine its systems for identifying relevant suppliers and obtaining additional and more reliable information from each such supplier regarding such supplier’s supply chain. Cabela’s is also continuing to communicate its expectations and information requirements to its first-tier suppliers and will continue to undertake additional fact and risk assessments as necessary.